As filed with the Securities and Exchange Commission on April 16, 2026

Registration Nos. 333-293684 and 333-293684-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware		13-2624428
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification Number)
JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017 (212) 270-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JPMORGAN CHASE FINANCIAL COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware		47-5462128
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification Number)
JPMorgan Chase Financial Company LLC 270 Park Avenue New York, New York 10017 (212) 270-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Reid R. Broda Corporate Secretary JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017 (212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hui Lin, Esq. Matthew L. Petrone, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Stephen B. Grant, Esq. Scott L. Nearing, Esq. JPMorgan Chase & Co. 277 Park Avenue New York, New York 10172 (212) 270-6000	Yan Zhang, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

JPMorgan Chase & Co.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2026

Prospectus

$125,000,000,000

JPMorgan Chase & Co.

Debt Securities
Warrants
Units
Purchase Contracts
Guarantees

JPMorgan Chase Financial Company LLC

Debt Securities
Warrants

We, JPMorgan Chase & Co., may from time to time offer and sell any of our securities listed above, in each case, in one or more series.  Our subsidiary, JPMorgan Chase Financial Company LLC, which we refer to as “JPMorgan Financial,” also may from time to time offer and sell its securities listed above, in each case, in one or more series.  We fully and unconditionally guarantee all payments of principal, interest and other amounts payable on any debt securities or warrants JPMorgan Financial issues.  Up to $125,000,000,000, or the equivalent thereof in any other currency, of these securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale.  These terms and prices will be described in more detail in one or more supplements to this prospectus.

You should read this prospectus and the applicable supplement or supplements to this prospectus carefully before you invest.  Investing in these securities involves a number of risks.  See the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, and any risk factors described in the applicable supplement or supplements to this prospectus, for a discussion of risks you should consider in connection with an investment in any of the securities offered under this prospectus.

These securities will not be listed on any securities exchange unless otherwise specified in one or more supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any supplement.  Any representation to the contrary is a criminal offense.

These securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

This prospectus is dated                              , 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we and JPMorgan Financial filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may, from time to time, sell any combination of the relevant securities described in the prospectus in one or more offerings; and our subsidiary, JPMorgan Financial, may, from time to time, offer any combination of the relevant securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or JPMorgan Financial may offer.  Each time we or JPMorgan Financial sell securities, we or JPMorgan Financial will provide one or more prospectus supplements, together with one or more pricing supplements, underlying supplements, product supplements and/or other types of offering documents or supplements (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of the offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.

Following the initial distribution of an offering of securities, J.P. Morgan Securities LLC and other affiliates of ours and, if applicable, other third-party broker dealers may offer and sell those securities in the course of their businesses as broker dealers.  J.P. Morgan Securities LLC and other affiliates of ours and, if applicable, other third-party broker dealers may act as principal or agent in these transactions.  This prospectus and the accompanying prospectus supplement will also be used in connection with those transactions.  Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

We and JPMorgan Financial have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.  We and JPMorgan Financial take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JPMorgan Chase & Co. or JPMorgan Financial since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

In this prospectus, “JPMorganChase,” “we,” “us” and “our” refer to JPMorgan Chase & Co. and not to any of its subsidiaries, except where the context otherwise requires or as otherwise indicated.  We use “JPMorgan Financial” to refer to JPMorgan Chase Financial Company LLC, our wholly owned subsidiary.

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Table of Contents

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Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto.  This website can currently be accessed at http://www.sec.gov.  You can find information we have filed with the SEC by reference to file number 001-05805.  Such documents, reports and information are also available on our website: http://www.jpmorgan.com.  Websites that are cited or referred to in this prospectus do not constitute part of, and are not incorporated by reference in, this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we and JPMorgan Financial filed with the SEC.  This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations.  You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we and JPMorgan Financial are offering.  Statements in this prospectus concerning any document we and JPMorgan Financial filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.  You should review the complete document to evaluate these statements.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below and (ii) any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of each offering of securities covered by this prospectus is completed, other than, in each case, those documents or the portions of those documents that are furnished and not filed:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2025;

(b)	our Current Reports on Form 8-K filed on January 13, 2026, January 22, 2026, January 22, 2026, February 5, 2026 and April 14, 2026; and

(c)	our Definitive Proxy Statement on Schedule 14A filed on April 6, 2026.

You may request, at no cost to you, a copy of these documents by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 (Telephone: (212) 270-6000).

JPMorgan Chase & Co.

JPMorganChase is a leading financial services firm based in the United States, with operations worldwide. JPMorganChase had $4.4 trillion in assets and $362.4 billion in stockholders’ equity as of December 31, 2025.  JPMorganChase is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, JPMorganChase serves millions of customers, predominantly in the United States, and many of the world’s most prominent corporate, institutional and government clients globally.

JPMorganChase’s principal bank subsidiary is JPMorgan Chase Bank, National Association, which we refer to as the “Bank,” a national banking association with U.S. branches in 48 states and Washington, D.C. JPMorganChase’s principal non-bank subsidiary is J.P. Morgan Securities LLC, a U.S. broker-dealer.  The bank and non-bank subsidiaries of JPMorganChase operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.  JPMorganChase’s principal operating subsidiaries outside the United States are J.P. Morgan Securities plc and J.P. Morgan SE, which are subsidiaries of the Bank and are based in the United Kingdom and Germany, respectively.

The principal executive office of JPMorganChase is located at 270 Park Avenue, New York, New York 10017, U.S.A., and its telephone number is (212) 270-6000.

JPMorgan Chase Financial Company LLC

JPMorgan Financial is a Delaware limited liability company and a direct, wholly owned finance subsidiary of JPMorganChase, created for the purpose of providing JPMorganChase and/or its affiliates with financing for their operations by issuing securities designed to meet investor demand for products that reflect certain risk-return profiles and specific market exposure.  Any securities issued by JPMorgan Financial will be fully and unconditionally guaranteed by JPMorganChase.  JPMorgan Financial expects to lend the net proceeds from these offerings to JPMorganChase and/or its affiliates.

The principal executive offices of JPMorgan Financial are located at 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

Use of Proceeds

We will contribute the net proceeds that we receive from the sale of our securities offered by this prospectus and the accompanying prospectus supplement to our “intermediate holding company” subsidiary, JPMorgan Chase Holdings LLC, which we refer to as the “IHC,” which will use those net proceeds for general corporate purposes, in connection with hedging our obligations under the securities or for any other purpose described in the applicable prospectus supplement.  General corporate purposes may include investments in our subsidiaries, payments of dividends to us, extensions of credit to us or our subsidiaries or the financing of possible acquisitions or business expansion.

Net proceeds may be temporarily invested pending application for their stated purpose.  Interest on our debt securities and dividends on our equity securities, as well as redemptions or repurchases of our outstanding securities, will be made using amounts we receive as dividends or extensions of credit from the IHC or as dividends from the Bank.

JPMorgan Financial intends to lend the net proceeds from the sale of its securities offered by this prospectus and the accompanying prospectus supplement to us.  We expect that we will use the proceeds from these loans to provide additional funds for our and/or their operations and for other general corporate purposes as described above.

Important Factors That May Affect Future Results

From time to time, we and JPMorgan Financial have made and will make forward-looking statements.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning.  Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations.  Our and JPMorgan Financial’s disclosures in this prospectus, any prospectus supplement and any documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  We also may make forward-looking statements in our other documents filed or furnished with the SEC.  In addition, our senior management may make forward-looking statements orally to investors, analysts, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our control.  Our actual future results may differ materially from those set forth in our forward-looking statements.  While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ from those in the forward-looking statements:

•	local, regional and global business, economic and political conditions and geopolitical events, including geopolitical tensions and hostilities;

•	changes in laws, rules and regulatory requirements, including capital and liquidity requirements affecting our businesses, and our ability to address those requirements;

•	heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with retail customers;

•	changes in trade, monetary and fiscal policies and laws;

•	changes in the level of inflation;

•	changes in income tax laws, rules and regulations;

•	securities and capital markets behavior, including changes in market liquidity and volatility;

•	changes in investor sentiment or consumer spending or savings behavior;

•	our ability to manage effectively our capital and liquidity;

•	changes in credit ratings assigned to us or our subsidiaries;

•	damage to our reputation;

•	our ability to appropriately address public criticism of our business activities;

•	our ability to deal effectively with an economic slowdown or other economic or market disruption, including, in the interest rate environment;

•	technology changes instituted by us, our counterparties or competitors, including artificial intelligence;

•	the effectiveness of our control agenda;

•	our ability to develop or discontinue products and services, and the extent to which products or services previously sold by us require us to incur liabilities or absorb losses not contemplated at their initiation or origination;

•	acceptance of our new and existing products and services by the marketplace and our ability to innovate and to increase market share;

•	our ability to attract and retain qualified employees;

•	our ability to control expenses;

•	competitive pressures;

•	changes in the credit quality of our clients, customers and counterparties;

•	adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting;

•	adverse judicial or regulatory proceedings;

•	our ability to determine accurate values of certain assets and liabilities;

•	occurrence of natural or man-made disasters or calamities, including health emergencies, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond our control, and our ability to deal effectively with disruptions caused by the foregoing;

•	our ability to maintain the security of our financial, accounting, technology, data processing and other operational systems and facilities;

•	our ability to withstand disruptions that may be caused by any failure of our operational systems or those of third parties; and

•	our ability to effectively defend ourselves against cyberattacks and other attempts by unauthorized parties to access our information or that of our customers and clients or to disrupt our systems.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of our periodic and current reports filed with the SEC and incorporated by reference in this prospectus.  These factors include, for example, those discussed under the caption “Risk Factors” in our most recent annual and quarterly reports, to which reference is hereby made.

Any forward-looking statements made by or on behalf of us and JPMorgan Financial in this prospectus, any applicable prospectus supplement or in a document incorporated by reference in this prospectus speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be.  We and JPMorgan Financial do not undertake to update any forward-looking statements, except as required by law.  You should, however, consult any further disclosures of a forward-looking nature we may make in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Description of Debt Securities of JPMorgan Chase & Co.

General

In this “Description of Debt Securities of JPMorgan Chase & Co.” section, all references to “debt securities” refer only to debt securities issued by JPMorgan Chase & Co. and not to any debt securities issued by JPMorgan Chase Financial Company LLC.

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities.  The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities.

The debt securities will be issued under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Debt Securities of JPMorgan Chase & Co.,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the debt securities issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement.  These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities issued under it.  Where appropriate, we use parentheses to refer you to the particular sections of the Indenture.  Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct, unsecured general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it.  The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 2.03)  We have previously established the Series E medium-term notes under the Indenture.  As of December 31, 2025, we had approximately $9.8 billion aggregate principal amount of Series E medium-term notes outstanding under the Indenture.  Our board of directors has authorized the issuance of securities under the registration statement to which this prospectus relates, including Series E medium-term notes, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $129.8 billion remain authorized and unissued as of March 31, 2026.

The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.  We have no obligation to take your interests into account when deciding whether to issue additional debt securities.  In addition, we are under no obligation to reopen any series of debt securities or to issue any additional debt securities.

We are a holding company that holds the stock of the Bank and IHC.  We conduct substantially all of our operations through subsidiaries, including the Bank and the IHC.  As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries.  Claims of our subsidiaries’ creditors other than JPMorgan Chase & Co. include substantial amounts of deposit liabilities, long-term debt and other liabilities.  In addition, we are obligated to contribute to the IHC substantially all the net proceeds that we receive from the issuance of securities (including any securities offered by use of this prospectus), and the ability of the Bank and the IHC to make payments to us is limited.  As a result of these arrangements, our ability to make various payments is dependent on our receiving dividends from the Bank and dividends and extensions of credit from the IHC.  These limitations could affect our ability to pay interest on our debt securities, redeem or repurchase outstanding securities and fulfill our other payment obligations.

We may issue debt securities from time to time in one or more series. (Section 2.03)  The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03)  We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, interest rates, swap rates, securities or baskets of securities, commodity prices, indices, basket of indices, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.  The debt securities may also be issued as original issue discount debt securities, which will bear no interest or bear interest at below market rates and will be sold at a discount to their stated principal amount.  In addition, we may issue debt securities as part of units issued by us, as described in “— Description of Units” below.  All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the Indenture, if any, and the delivery of securities or baskets of securities under the terms of the debt securities.

The debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The prospectus supplement relating to a particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement.  We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.  See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default and Waivers

An “Event of Default” with respect to a series of debt securities issued under the Indenture is defined in the Indenture as:

•	default in the payment of interest on any debt securities of that series and continuance of such default for 30 days;

•	default in the payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration or otherwise, and continuance of such default for 30 days;

•	specified events of our bankruptcy, insolvency, winding up or liquidation, whether voluntary or involuntary; or

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

Senior debt securities issued by us prior to December 31, 2016 (the “Pre-2017 Senior Debt Securities”) are subject to events of default that are different from those set forth above.  In particular:

•	the events of default applicable to the Pre-2017 Senior Debt Securities do not provide for a 30-day cure period with respect to any failure by us to pay the principal of those Pre-2017 Senior Debt Securities;

•	most series of Pre-2017 Senior Debt Securities contain an additional event of default that is applicable if we fail to perform any of the covenants contained in the terms and conditions of, or the governing instrument for, those Pre-2017 Senior Debt Securities and that failure continues for 90 days; and

•	the events of default applicable to certain series of Pre-2017 Senior Debt Securities provide that specified events of bankruptcy, insolvency or reorganization of the Bank would constitute an event of default with respect to those Pre-2017 Senior Debt Securities.

Accordingly, if we fail to pay the principal of any series of Pre-2017 Senior Debt Securities when due, the holders of those Pre-2017 Senior Debt Securities would be entitled to declare their Pre-2017 Senior Debt Securities due and payable immediately, whereas holders of the debt securities would not be entitled to accelerate the debt securities until 30 days after our failure to pay the principal of the debt securities.  In addition, holders of the debt securities will not have the benefit of the additional events of default described above that are applicable to the Pre-2017 Senior Debt Securities.

If a default in the payment of principal, interest or other amounts payable on the debt securities, or any other Event of Default provided in the applicable supplemental indentures to the Indenture or form of security, with respect to one or more (but in the case of a default in a manner provided in a supplemental indenture or form of security, less than all) series of debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, treated as one class, by written notice, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately.  For this purpose, the debt securities will be deemed not to be in the same series as debt securities issued under the Indenture prior to January 13, 2017.  If a default in a manner provided in a supplemental indenture or form of security with respect to all series of debt securities, or due to specified events of our bankruptcy, insolvency, winding up or liquidation, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, by written notice, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately.  Subject to certain conditions, such declarations may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities.  The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the debt securities of the applicable series to do so.  The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09)  The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any debt security of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate principal amount of the debt securities of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a debt security or coupon to receive payment of the principal of and interest on that debt security or coupon on or after its due date, or to institute suit for the enforcement of any such payment, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us to file annually with the trustee a written statement as to whether or not we have knowledge of a default. (Section 3.05)

Covenant Breach

Under the Indenture, a “Covenant Breach” would occur with respect to a series of debt securities if we fail to perform or breach any of the covenants contained in the Indenture (other than a failure to pay principal or interest on the debt securities) and that failure or breach continues for 90 days after the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities give written notice of that failure or breach.  Neither the trustee nor the holders of the debt securities will be entitled to accelerate the maturity of the debt securities as a result of any Covenant Breach.

If a Covenant Breach or Event of Default with respect to the debt securities occurs and is continuing, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by such appropriate judicial proceedings as the trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other proper remedy.

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture.  The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities on the due date thereof (but not upon acceleration), rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we have paid the principal, interest and any other amounts payable under the debt securities of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all debt securities of such series; or

•	the debt securities of such series not delivered to the trustee or the applicable paying agent for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts, and any mandatory sinking fund payments, on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our demand accompanied by an officers’ certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Securities at Any Time.  We may also discharge all of our obligations, other than those obligations that survive as referred to under “— Discharge of Indenture” above, under any series of debt securities at any time, which we refer to as “defeasance.”

We may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9 of the Indenture, which contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an Event of Default or Covenant Breach.  Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•	we irrevocably deposit with the trustee or the applicable paying agent cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred (in the case of a defeasance, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law); and

•	in the case of a covenant defeasance, no Event of Default or Covenant Breach or event which with notice or lapse of time or both would become an Event of Default or a Covenant Breach has occurred and is continuing on the date of our deposit with the trustee of cash or U.S. government obligations, as applicable, or, with respect to certain Events of Default, at any time during the period ending on the 91st day after the date of such deposit; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any of our debt securities; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause any debt securities then listed on a national securities exchange to be delisted; and

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound. (Section 10.01)

Modification of the Indenture

The Indenture contains provisions permitting us and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in aggregate principal amount of each outstanding series of debt securities affected by the modification.  Each holder of an affected debt security must consent to a modification that would:

•	extend the final maturity date of the principal of, or of any interest on, or other amounts payable under any debt security;

•	reduce the principal amount of, rate of interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security or certain provisions of the Indenture applicable to debt securities in foreign currencies;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce any amount payable upon redemption of any debt security;

•	adversely affect the terms on which debt securities are convertible into or exchangeable or payable in other securities, instruments, contracts, currencies, commodities or other forms of property;

•	impair the right of a holder to institute suit for the payment of a debt security or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security; or

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section 8.02)

The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our debt securities that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the debt securities and for certain other purposes. (Section 8.01)

Consolidations, Mergers and Sales of Assets

We may not merge or consolidate with any other entity or sell, convey or transfer all or substantially all of our assets to any other entity (other than the sale, conveyance or transfer of all or substantially all of our assets to one or more of our direct or indirect subsidiaries), unless:

•	either we are the continuing corporation or the successor entity or the entity to whom those assets are sold, conveyed or transferred is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities issued under the Indenture and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	we or the successor entity will not, immediately after the merger or consolidation, sale, conveyance or transfer, be in default in the performance of any covenant or condition of the Indenture binding on us. (Section 9.01)

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of JPMorgan Chase & Co. or a highly leveraged transaction.  The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of JPMorgan Chase & Co. or a sale or conveyance of all or substantially all of our assets.  However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

Our subsidiaries and we have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.  The Bank of New York Mellon and, for debt securities settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, registrars, authenticating agents and transfer agents for debt securities issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for other securities issued by us or JPMorgan Financial, including the debt securities issued under our Indenture, the debt securities issued under JPMorgan Financial’s indenture for debt securities, to which we are a guarantor, and the warrants issued under JPMorgan Financial’s warrant indenture, to which we are a guarantor.  Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended.  In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee.  For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Debt Securities in Foreign Currencies

Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount.  This amount will be calculated as of a date that we specify to the paying agent or, if we fail to specify a date, on a date that the paying agent may determine.  (Section 11.11)

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt security that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen.  The mutilated debt security must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the debt security must be delivered to us, the paying agent, the registrar and the trustee.  At the expense of the holder, an indemnity that is satisfactory to us, the paying agent, the registrar and the trustee may be required before a replacement debt security will be issued.  (Section 2.09)

Governing Law and Judgments

The debt securities and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.  (Section 11.08)  A judgment for money in an action based on debt securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular debt security is payable into U.S. dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the debt securities and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Insolvency and Resolution Considerations

Rules issued by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) require JPMorgan Chase & Co. (the “Parent Company”) to maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) to recapitalize JPMorganChase’s operating subsidiaries if the Parent Company were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the Federal Deposit Insurance Corporation (“FDIC”) under Title II of the Dodd-Frank Act (“Title II”).

If the Parent Company were to enter into a resolution, holders of eligible LTD, other unsecured creditors and holders of equity securities of the Parent Company will absorb the losses of the Parent Company and its subsidiaries.

The preferred “single point of entry” strategy under JPMorganChase’s resolution plan contemplates that the Parent Company would enter bankruptcy proceedings and JPMorganChase’s material subsidiaries would be recapitalized, as needed, so that they could continue normal operations or subsequently be divested or wound down in an orderly manner. As a result, the Parent Company’s losses and any losses incurred by its subsidiaries would be imposed first on holders of the Parent Company’s equity securities and thereafter on its unsecured creditors, including holders of the debt securities offered by use of this prospectus and other debt securities and guarantees of the Parent Company. Claims of the Parent Company’s shareholders and unsecured creditors would have a junior position to the claims of creditors of JPMorganChase’s subsidiaries and to the claims of priority (as determined by statute) and secured creditors of the Parent Company.

Accordingly, in a resolution of the Parent Company in bankruptcy, unsecured creditors of the Parent Company, including holders of the debt securities offered by use of this prospectus and other debt securities and guarantees of the Parent Company, would realize value only to the extent available to the

Parent Company as a shareholder of JPMorgan Chase Bank, N.A. and its other subsidiaries, and only after any claims of priority and secured creditors of the Parent Company have been fully repaid.

The FDIC has similarly indicated that a single point of entry recapitalization model would be its expected strategy to resolve a systemically important financial institution, such as the Parent Company, under Title II.  However, the FDIC has not formally adopted or committed to any specific resolution strategy.

If the Parent Company were to approach, or enter into, a resolution, none of the Parent Company, the Federal Reserve or the FDIC is obligated to follow JPMorganChase’s preferred resolution strategy, and losses to unsecured creditors of the Parent Company, including holders of the debt securities offered by use of this prospectus and other debt securities and guarantees of the Parent Company, and to holders of equity securities of the Parent Company, under whatever strategy is ultimately followed, could be greater than they might have been under JPMorganChase’s preferred strategy.

Description of Warrants of JPMorgan Chase & Co.

Offered Warrants

In this “Description of Warrants of JPMorgan Chase & Co.” section, all references to “warrants” refer only to warrants issued by JPMorgan Chase & Co. and not to any warrants issued by JPMorgan Chase Financial Company LLC.

The warrants are options that are securities within the meaning of Section 2(a)(1) of the Securities Act of 1933, as amended.

We may issue warrants that are debt warrants, index warrants or universal warrants.  We may offer any of these warrants separately or together with one or more other types of these warrants or purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement.  If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.  Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

Debt Warrants.  We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale.  We refer to this type of warrant as a “debt warrant.”

Index Warrants.  We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more currencies or currency units, or any combination of the foregoing, provided that any warrants that are based, in whole or in part, on one or more currency indices will be listed on a national securities exchange.  We refer to this type of warrant as an “index warrant.”

Universal Warrants.  We may also issue warrants to purchase or sell securities issued by us or another entity (other than our common stock), securities based on the performance of such entity, securities based on the performance of such entity but excluding the performance of a particular subsidiary or subsidiaries of such entity, a basket of securities, or any combination of the above.

We refer to the property in the above clauses as “warrant property.”  We refer to this type of warrant as a “universal warrant.”  We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or the cash value of the securities, as described in the applicable prospectus supplement.

The prospectus supplement relating to the warrants being offered will specify the particular terms of, and other information relating to, those warrants.

Significant Provisions of the Warrant Agreements

We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants.  The forms of warrant agreements are filed as exhibits to the registration statement.  The following summarizes the significant provisions of the warrant agreements and the warrants and is not intended to be comprehensive.  Holders of the warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.  In addition, we will describe the specific terms that will apply to the warrants in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the warrants described in the following section.  If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Modifications without Consent of Warrantholders.  We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

•	cure any ambiguity,

•	cure, correct or supplement any defective or inconsistent provision, or

•	amend the terms in any other manner which will not adversely affect the interests of the holders in any material respect.

Modifications with Consent of Warrantholders.  We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding warrants affected, may modify or amend the warrant agreement.  However, we and the warrant agent may not, without the consent of each affected warrantholder:

•	change the exercise price of the warrants;

•	reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the exercise rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

Merger, Consolidation, Sale or Other Disposition.  If at any time there we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates.  We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements.  See “Description of Debt Securities — Consolidations, Mergers and Sales of Assets.”

Enforceability of Rights of Warrantholders.  The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants.  Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce its right, and may institute any proceeding, on its own behalf, to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement.  Prior to exercise, no holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property that may be purchased upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the Indenture or any other similar agreement.

Registration and Transfer of Warrants.  Subject to the terms of the applicable warrant agreement, warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge.  However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement.  The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.  See “Forms of Securities — Global Securities” for information regarding warrants in global form.

Replacement of Warrants.  We will replace any mutilated certificate evidencing a definitive warrant at the expense of the holder upon surrender of that certificate to the warrant agent.  We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the warrant agent of evidence satisfactory to us and the warrant agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the warrant agent and to us may be required at the expense of the holder of the warrant evidenced by that certificate before a replacement will be issued.

New York Law to Govern.  The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Units of JPMorgan Chase & Co.

General

Units will consist of any combination of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or any other property (which we refer collectively as the “unit property”).  The units or units property may impose obligations on the holder, which may be secured by other items of unit property or other assets or security.  The applicable prospectus supplement will also describe:

•	the designation and the terms of the units and unit property may be traded separately or as other kinds of units;

•	whether holders of the units will be required to pledge any items to secure performance thereof, such as described in “— Description of Purchase Contracts of JPMorgan Chase & Co. —Purchase Contracts Issued as Part of Units — Pledge by Purchase Contract Holders to Secure Performance” below;

•	any additional terms of the applicable unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the unit property constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “— Description of Debt Securities of JPMorgan Chase & Co.,” “— Description of Warrants of JPMorgan Chase & Co.,” “— Description of Purchase Contracts of JPMorgan Chase & Co.,” and those described below under “— Significant Provisions of the Unit Agreement,” will apply to each unit and to any unit property consisting of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, as applicable, unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent.  We may issue units in one or more series, which will be described in the applicable prospectus supplement for the units.  The form of unit agreement is incorporated by reference as an exhibit to the registration statement.  The following summarizes the significant provisions of the unit agreements and the units and is not intended to be comprehensive.  Holders of the units should review the detailed provisions of the relevant unit agreement for a full description and for other information regarding the units.  In addition, we will describe the specific terms that will apply to the units in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the units described in the following section.   If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Remedies.  The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units.  Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce, and may institute any proceeding against us, on its own behalf, its rights under the unit agreement.  However, the holders of units or interests in those units may only enforce their rights under the unit property underlying those units and the applicable purchase contract agreement in accordance with the terms of the Indenture, the applicable warrant agreement and the applicable purchase contract agreement.

Modification without Consent of Holders.  We and the unit agent may amend or supplement the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision in the agreement; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interest of the affected holders of units in any material respect.

Modification with Consent of Holders.  We and the unit agent, with the consent of the holders of not less than a majority of units at the time outstanding, may modify or amend the rights of the affected holders of the affected units and the terms of the unit agreement.  However, we and the unit agent may not, without the consent of each affected holder of units, make any modifications or amendments that would:

•	materially and adversely affect the exercise rights of the affected holders, or

•	reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the unit agreement.

Modifications of any debt securities issued pursuant to the Indenture and included in units may only be made in accordance with the Indenture, as described under “— Description of Debt Securities of JPMorgan Chase & Co. — Modification of the Indenture.” Modifications of any warrants included in units may only be made in accordance with the terms of the applicable warrant agreement as described under “— Description of Warrants of JPMorgan Chase & Co. — Significant Provisions of the Warrant Agreement.”

Merger, Consolidation, Sale or Conveyance.  The unit agreement provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any person unless:

•	we will be the continuing corporation, or the successor corporation or person that acquires all or substantially all of our assets:

•	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

•	will assume due and punctual performance of all of our obligations under the unit agreement; and

•	immediately after the merger, consolidation, sale or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates.  We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent.  We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates.  In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units evidenced by that certificate before a replacement will be issued.

Title.  We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered holder of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern.  The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Purchase Contracts of JPMorgan Chase & Co.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more items of unit property for the purchase or sale of, or settlement in cash based on the value of:

•	securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

•	currencies;

•	commodities; or

•	other property.

We refer to the property in the above clauses as “purchase contract property.”

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on a specified date or dates, the purchase contract property at a specified price or prices, or cash in lieu of such purchase contract property, all as described in the applicable prospectus supplement.  The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Parts of Units

Purchase contracts issued as parts of units will be governed by the terms and provisions of a unit agreement.  See “— Description of Units of JPMorgan Chase & Co. — Significant Provisions of the Unit Agreement.”  The accompanying prospectus supplement will specify the following:

•	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

•	whether and when a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date;

•	the methods by which the holders may purchase or sell the purchase contract property;

•	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract;

•	whether the purchase contracts will be issued in definitive or global form, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security, warrant or other security included in that unit; and

•	any applicable United States federal income tax consequences.

Holders of the purchase contracts should review the detailed provisions of the relevant unit agreement for a full description and for other information regarding the purchase contracts.  In addition, we will describe the specific terms that will apply to the purchase contracts in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the purchase contracts described in the following section.   If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

Settlement of Purchase Contracts.  Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders obligations under the related purchase contract as specified in the prospectus supplement.  The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract.  To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent.  If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance.  To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the “pledge,” to JPMorgan Chase Bank, National Association, in its capacity as collateral agent, for our benefit.  Except as otherwise described in the applicable prospectus supplement, the pledge is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

•	all or any portion of the debt securities, debt obligations or other securities that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items;”

•	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

•	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two immediately preceding clauses above; and

•	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract.  Except as otherwise described in the applicable prospectus supplement, the collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement.  If the terms of the unit so provide, we will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent.  If a holder fails to settle its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property.  Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen.  The unit agent or JPMorgan Chase & Co. may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate.  If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder.  Thereafter, the holder may recover those amounts only from us and not the unit agent.  The unit agent will have no obligation to invest or to pay interest on any amount it holds in trust pending distribution.

Description of Debt Securities of JPMorgan Chase Financial Company LLC

General

In this “Description of Debt Securities of JPMorgan Chase Financial Company LLC” section, “we,” “us” and “our” refer only to JPMorgan Chase Financial Company LLC and not to any of its affiliates, including JPMorgan Chase & Co., references to the “Guarantor” refer only to JPMorgan Chase & Co. and not to any of its subsidiaries or affiliates, and all references to “debt securities” refer only to debt securities issued by JPMorgan Chase Financial Company LLC and not to any debt securities issued by JPMorgan Chase & Co.

The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities.  The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities.

The debt securities will be issued under an Indenture among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Debt Securities of JPMorgan Chase Financial Company LLC,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the debt securities and guarantees issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement.

These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities issued under it.  Where appropriate, we use parentheses to refer you to the particular sections of the Indenture.  Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The debt securities will be our direct, unsecured general obligations, the payment on which is fully and unconditionally guaranteed by the Guarantor, and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it.  The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 2.03)  We have previously established the Series A medium-term notes under the Indenture.  As of December 31, 2025, we had approximately $37.7 billion aggregate principal amount of Series A medium-term notes outstanding under the Indenture.  Our board of managers has authorized the issuance of securities under the registration statement to which this prospectus relates, including Series A medium-term notes, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $126.6 billion remain authorized and unissued as of March 31, 2026.

The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.  We have no obligation to take your interests into account when deciding whether to issue additional debt securities.  In addition, we are under no obligation to reopen any series of debt securities or to issue any additional debt securities.

The Guarantor is a holding company that holds the stock of the Bank and IHC.  The Guarantor conducts substantially all of its operations through subsidiaries, including the Bank and the IHC.  As a result, claims of the holders of the debt securities against the Guarantor under the guarantee will generally have a junior position to claims of creditors of the Guarantor’s subsidiaries.  Claims of the Guarantor’s subsidiaries’ creditors other than the Guarantor include substantial amounts of deposit liabilities, long-term debt and other liabilities.  In addition, the Guarantor is obligated to contribute to the IHC substantially all the net proceeds that the Guarantor receives from the issuance of securities (including any securities offered by use of this prospectus), and the ability of the Bank and the IHC to make payments to the Guarantor is limited.  As a result of these arrangements, the Guarantor’s ability to make various payments is dependent on its receiving dividends from the Bank and dividends and extensions of credit from the IHC.  These limitations could affect the Guarantor’s ability to pay interest on its debt securities, redeem or repurchase outstanding securities and fulfill its other payment obligations, including payment obligations under the guarantees of our debt securities.

As a finance subsidiary of the Guarantor, we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations.  Aside from the initial capital contribution from the Guarantor, substantially all of our assets relate to obligations of the Guarantor to make payments under loans made to the Guarantor by us or under other intercompany agreements.  As a result, we are dependent upon payments from the Guarantor to meet our obligations under our securities.  If the Guarantor does not make payments to us and we are unable to make payments on our securities, holders of our securities may have to seek payment under the related guarantee by the Guarantor, and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

We may issue debt securities from time to time in one or more series. (Section 2.03)  The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03)  We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, interest rates, swap rates, securities or baskets of securities, commodity prices, indices, basket of indices, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance.  The debt securities may also be issued as original issue discount debt securities, which will bear no interest or bear interest at below market rates and will be sold at a discount to their stated principal amount.  All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, and other cash amounts payable under the Indenture, if any.

The debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The prospectus supplement relating to a particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement.  We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.  See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the debt securities upon any event (including a change in control of us or the Guarantor) that might have an adverse effect on our or the Guarantor’s credit quality.

Events of Default and Waivers

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to a series of debt securities issued under the Indenture is defined in the Indenture as:

•	default in the payment of interest on any debt securities of that series and continuance of such default for 30 days;

•	default in the payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

•	default in the performance, or breach, of any other covenants or warranties applicable to us contained in the Indenture applicable to that series, and continuation of such default or breach for 90 days after written notice has been given by the trustee to us and the Guarantor or given by holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby to us, the Guarantor and the trustee;

•	certain events of our bankruptcy, insolvency, receivership, winding up or liquidation, whether voluntary or involuntary;

•	the guarantee ceases to be in full force and effect, other than in accordance with the Indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no Event of Default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in receivership, or the commencement of or certain other events of the Guarantor’s bankruptcy, insolvency, resolution, receivership, winding up or liquidation; or

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

Unless otherwise specified in the applicable prospectus supplement, if an Event of Default occurs and is continuing because of a default in the payment of principal, interest or other amounts payable on the debt securities, a failure in the performance, or breach, of any covenant or agreement applicable to us, the guarantee ceasing to be in full force and effect, or any other event of default provided in the applicable supplemental indentures to the Indenture or form of security, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, treated as one class, by written notice to us and the Guarantor, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately.  Unless otherwise specified in the applicable prospectus supplement, if a default due to specified events of our bankruptcy, insolvency, receivership, winding up or liquidation, occurs and is continuing, the principal of all outstanding debt securities and any interest accrued thereon will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.  Subject to certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

Events of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor will not constitute an Event of Default with respect to any series of debt securities.  In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an Event of Default with respect to any series of debt securities.  Therefore, events of bankruptcy, resolution, receivership, insolvency, winding up or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit any of the debt securities to be declared due and payable and the trustee is not authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.  Instead, even if an event of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor has occurred, the trustee and the holders of debt securities of a series will not be able to declare the relevant debt securities to be immediately due and payable unless there is an Event of Default with respect to that series as described above, such as our bankruptcy, insolvency, receivership, winding up or liquidation or a payment default by us or the Guarantor on the relevant debt securities.  The value you receive on any series of debt securities may be significantly less than what you would have otherwise received had our debt securities been declared due and payable immediately or the trustee been authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities.  The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the debt securities of the applicable series to do so.  The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09)  The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any debt security of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate principal amount of the debt securities of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a debt security or coupon to receive payment of the principal of and interest on that debt security or coupon on or after its due date, or to institute suit for the enforcement of any such payment, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us and the Guarantor to file annually with the trustee a written statement as to whether or not we or the Guarantor, as the case may be, have knowledge of a default. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

Discharge of Indenture.  The Indenture will cease to be of further effect with respect to debt securities of any series and the guarantee as it relates to debt securities of that series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities on the due date thereof (but not upon acceleration), rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we or the Guarantor have paid the principal, interest and any other amounts payable under the debt securities of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all debt securities of such series; or

•	the debt securities of such series not delivered to the trustee or the applicable paying agent for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts, and any mandatory sinking fund payments, on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our or the Guarantor’s demand, accompanied by an officers’ certificate of ours or the Guarantor’s, and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Defeasance of a Series of Securities at Any Time.  We and the Guarantor may also discharge all of our and the Guarantor’s obligations, other than those obligations that survive as referred to under “—Discharge of Indenture” above, under any series of debt securities at any time, which we refer to as “defeasance.”

We and the Guarantor may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9 of the Indenture, which contains the covenant described below limiting consolidations, mergers and asset sales, and any other obligations described in a prospectus supplement, and elect not to comply with those provisions without creating an Event of Default.  Discharge under these procedures is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if, among other things:

•	we or the Guarantor irrevocably deposits with the trustee or the applicable paying agent cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	we or the Guarantor delivers to the trustee an opinion of counsel to the effect that the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred (in the case of a defeasance, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law); and

•	in the case of a covenant defeasance, no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing on the date of our deposit with the trustee of cash or U.S. government obligations, as applicable, or, with respect to certain Events of Default, at any time during the period ending on the 91st day after the date of such deposit; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act of 1939 with respect to any of our or the Guarantor’s debt securities; and

•	in the case of a covenant defeasance, the covenant defeasance will not cause any debt securities then listed on a national securities exchange to be delisted; and

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we or the Guarantor is a party or by which we or the Guarantor are bound. (Section 10.01)

Modification of the Indenture

The Indenture contains provisions permitting us, the Guarantor and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in aggregate principal amount of each outstanding series of debt securities affected by the modification.  Each holder of an affected debt security must consent to a modification that would:

•	extend the final maturity date of the principal of, or of any interest on, or other amounts payable under any debt security;

•	reduce the principal amount of, rate of interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security or certain provisions of the Indenture applicable to debt securities in foreign currencies;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of a debt security or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification; or

•	make any change in the guarantee that would adversely affect the holders of the debt securities of such series or release the Guarantor from the guarantee other than pursuant to the terms of the Indenture. (Section 8.02)

The Indenture also permits us, the Guarantor and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our or the Guarantor’s merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our debt securities that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the debt securities and for certain other purposes. (Section 8.01)

Consolidations, Mergers, Sales and Transfers of Assets

Neither we nor the Guarantor may merge or consolidate with any other entity or sell, convey or transfer all or substantially all of their respective assets to any other entity, unless:

•	with respect to us:

•	either we are the continuing company in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation (including an affiliate of the Guarantor) or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer, and

•	with respect to the Guarantor:

•	either the Guarantor is the continuing corporation in the case of a merger or consolidation or the successor corporation in the case of a merger or consolidation or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation that expressly assumes the full and unconditional guarantee of the full and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon the Guarantor, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer. (Sections 9.01 and 9.02)

Any transfer of material assets of the Guarantor to any other entity that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and

Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law will be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction involving us or the Guarantor, a change of control of us or the Guarantor or a highly leveraged transaction involving us or the Guarantor.  The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or the Guarantor or a sale or conveyance of all or substantially all of our or the Guarantor’s assets.  However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

JPMorgan Chase & Co. Guarantee

The Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, interest on, and all other amounts payable under the debt securities when the same becomes due and payable, whether at maturity, upon redemption, repurchase at the option of the holders of the applicable debt securities or upon acceleration.  If for any reason we do not make any required payment in respect of our debt securities when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the Indenture.  The guarantee is of payment and not of collection. (Section 14.01)

The Guarantor’s obligations under the guarantee are unconditional and absolute.  However, (1) the Guarantor will not be liable for any amount of payment that we are excused from making or any amount in excess of the amount actually due and owing by us, and (2) any defense or counterclaims available to us (except those resulting solely from, or on account of, our insolvency or our status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Guarantor to the same extent as these defense or counterclaims are available to us, whether or not asserted by us. (Section 14.02)

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

We, the Guarantor and certain of their affiliates have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.  The Bank of New York Mellon and, for debt securities settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, authenticating agents, registrars and transfer agents for debt securities issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for the debt securities issued under our Indenture, to which JPMorgan Chase & Co. acts as a guarantor, the warrants issued under our warrant indenture, to which JPMorgan Chase & Co. acts as a guarantor, and the debt securities issued under JPMorgan Chase & Co.’s indenture.  Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended.  In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee.  For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Debt Securities in Foreign Currencies

Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for purposes of taking any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non-U.S. dollar amount.  This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.  (Section 11.11)

Replacement of Debt Securities

At the expense of the holder, we may, in our discretion, replace any debt security that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen.  The mutilated debt security must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the debt security must be delivered to us, the paying agent, the registrar and the trustee.  At the expense of the holder, an indemnity that is satisfactory to us, the Guarantor, the paying agent, the registrar and the trustee may be required before a replacement debt security will be issued.  (Section 2.09)

Governing Law and Judgments

The debt securities and the Indenture, including the guarantee, will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.08)  A judgment for money in an action based on debt securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular debt security is payable into U.S. dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the debt securities and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Description of Warrants of JPMorgan Chase Financial Company LLC

General

In this “Description of Warrants of JPMorgan Chase Financial Company LLC” section, “we,” “us” and “our” refer only to JPMorgan Chase Financial Company LLC and not to any of its affiliates, including JPMorgan Chase & Co., references to the “Guarantor” refer only to JPMorgan Chase & Co. and not to any of its subsidiaries or affiliates, and all references to “warrants” refer only to warrants issued by JPMorgan Chase Financial Company LLC and not to any warrants issued by JPMorgan Chase & Co.

The warrants are options that are securities within the meaning of Section 2(a)(1) of the Securities Act of 1933, as amended.

The following description of the terms of the warrants contains certain general terms that may apply to the warrants.  The specific terms of any warrants will be described in one or more prospectus supplements relating to those warrants.

The warrants will be issued under a Warrant Indenture among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as has been and as may be further supplemented from time to time, for purposes of this section entitled “Description of Warrants of JPMorgan Chase Financial Company LLC,” the “Indenture”).

We have summarized below the material provisions of the Indenture and the warrants and guarantees issued under the Indenture or indicated which material provisions will be described in the related prospectus supplement.

These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the warrants issued under it.  Where appropriate, we use parentheses to refer you to the particular sections of the Indenture.  Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The warrants will be our unsecured contractual obligations, the payment on which is fully and unconditionally guaranteed by the Guarantor, and will have the same rank in liquidation as all of our other unsecured contractual obligations and all our other unsecured and unsubordinated debt.

The warrants entitle the holders thereof to receive from us, upon exercise (including automatic or deemed exercise), an amount in cash, if any, determined by reference to one or more securities, currencies, currency units, composite currencies or one or more baskets, indices or other combinations of any of the foregoing, provided that any warrants based, in whole or in part, on one or more currencies, currency units or composite currencies will be listed on a national securities exchange.

We intend to issue warrants only to the extent permitted under Rule 3a-5 of the Investment Company Act of 1940, as amended, or pursuant to another available exemption from registration as an “investment company” under the Investment Company Act of 1940, as amended.

The Indenture does not limit the aggregate number of warrants that may be issued under it.  The Indenture provides that warrants may be issued up to the number authorized by us from time to time. (Section 2.03)  As of the date of this prospectus, we have not issued any warrants.  Our board of managers has authorized the issuance of securities under the registration statement to which this prospectus relates, including warrants, with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 24, 2026.  Those securities with an aggregate initial public offering price of approximately $126.6 billion remain authorized and unissued as of March 31, 2026.

The Indenture allows us to reopen a previous issue of a series of warrants and issue additional warrants of that issue.  We have no obligation to take your interests into account when deciding whether to issue additional warrants.  In addition, we are under no obligation to reopen any series of warrants or to issue any additional warrants.

The Guarantor is a holding company that holds the stock of the Bank and IHC.  The Guarantor conducts substantially all of its operations through subsidiaries, including the Bank and the IHC.  As a result, claims of the holders of the warrants against the Guarantor under the guarantee will generally have a junior position to claims of creditors of the Guarantor’s subsidiaries.  Claims of the Guarantor’s subsidiaries’ creditors other than the Guarantor include substantial amounts of deposit liabilities, long-term debt and other liabilities.  In addition, the Guarantor is obligated to contribute to the IHC substantially all the net proceeds that the Guarantor receives from the issuance of securities (including any securities offered by use of this prospectus), and the ability of the Bank and the IHC to make payments to the Guarantor is limited.  As a result of these arrangements, the Guarantor’s ability to make various payments is dependent on its receiving dividends from the Bank and dividends and extensions of credit from the IHC.  These limitations could affect the Guarantor’s ability to pay interest on its debt securities, redeem or repurchase outstanding securities and fulfill its other payment obligations, including payment obligations under the guarantees of our warrants.

As a finance subsidiary of the Guarantor, we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations.  Aside from the initial capital contribution from the Guarantor, substantially all of our assets relate to obligations of the Guarantor to make payments under loans made to the Guarantor by us or under other intercompany agreements.  As a result, we are dependent upon payments from the Guarantor to meet our obligations under our securities.  If the Guarantor does not make payments to us and we are unable to make payments on our securities, holders of our securities may have to seek payment under the related guarantee by the Guarantor, and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

We may issue warrants from time to time in one or more series. (Section 2.03)  The warrants may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03)  We may also issue warrants, from time to time, with the amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, indices or basket of indices, provided that any warrants that are based, in whole or in part, on one or more currency exchange rates will be listed on a national securities exchange.

The prospectus supplement relating to a particular series of warrants being offered will specify the particular terms of, and other information relating to, those warrants.

Holders may present warrants for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the warrants and described in the applicable prospectus supplement.  We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.  See “Forms of Securities.”

We will generally have no obligation to repurchase, redeem, or change the terms of the warrants upon any event (including a change in control of us or the Guarantor) that might have an adverse effect on our or the Guarantor’s credit quality.

Events of Default and Waivers

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to any warrant of any series issued under the Indenture is defined in the Indenture as:

•	default in the payment of any amount payable on that warrant when due (but not such a default in respect of any other warrant of the same series or any other series), either upon exercise, upon redemption or otherwise;

•	failure by us for 90 days to perform any other covenants or warranties applicable to us contained in the Indenture applicable to that series after written notice has been given by the trustee to us and the Guarantor or given by holders of at least 25% in aggregate number of the outstanding warrants of all series affected thereby to us, the Guarantor and the trustee;

•	certain events of our bankruptcy, insolvency, receivership, winding up or liquidation, whether voluntary or involuntary;

•	the guarantee ceases to be in full force and effect, other than in accordance with the Indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no Event of Default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in receivership, or the commencement of or certain other events of the Guarantor’s bankruptcy, insolvency, resolution, receivership, winding up or liquidation;

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

However, a failure by the Issuer to perform any obligation or otherwise observe any covenant in any warrant or in the Indenture insofar as it applies to any warrant will not constitute a default unless all conditions precedent to the obligations of the Issuer to be satisfied by the holder of that warrant have been satisfied. (Section 5.01)

Neither the trustee nor any holder is entitled, whether by reason of a default or otherwise, to demand or accelerate any payment on a warrant before the payment is otherwise due in accordance with the terms of that warrant. (Section 5.02)

Subject to certain conditions, past defaults may be waived by the holders of a majority in number of the outstanding warrants of the series affected. (Section 5.10)

Events of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor will not constitute an Event of Default with respect to any series of warrants.  In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an Event of Default with respect to any series of warrants.  Therefore, the trustee is not authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of events of bankruptcy, resolution, receivership, insolvency, winding up or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to us).  Instead, even if an event of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor has occurred, the trustee and the holders of warrants of a series will not be entitled to institute any action or proceeding against us or the Guarantor unless there is an Event of Default with respect to that series as described above, such as our bankruptcy, insolvency, receivership, winding up or liquidation or a payment default by us or the Guarantor on the relevant warrants.  The value you receive on any series of warrants may be significantly less than what you would have otherwise received had our warrants authorized the trustee to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.

An Event of Default with respect to one series of warrants does not necessarily constitute an Event of Default with respect to any other series of warrants.  The Indenture requires the trustee to provide notice of default with respect to the warrants within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the warrants of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the warrants of the applicable series to do so.  The trustee may not withhold notice of a default in the payment of any money due, under such warrants. (Section 5.11)

The Indenture provides that the holders of a majority in number of outstanding warrants of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.  The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09)  The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of warrants unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any warrant of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate number of the warrants of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate number of the warrants of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a warrant to receive payment of the money due on that warrant on or after its payment date, to exercise that warrant in accordance with its terms, or to institute suit for the enforcement of any such payment and such right to exercise, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us and the Guarantor to file annually with the trustee a written statement as to whether or not we or the Guarantor, as the case may be, have knowledge of a default. (Section 3.05)

Discharge

The Indenture will cease to be of further effect with respect to warrants of any series and the guarantee as it relates to warrants of that series, except as to rights of registration of transfer and exchange, substitution of mutilated, defaced, lost or stolen warrants, rights of holders to receive amounts payable under the warrants on the due date thereof, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, and our obligation to maintain an office for payments, if at any time:

•	we or the Guarantor have paid the amounts payable under the warrants of such series as and when due;

•	we have delivered to the trustee or the applicable paying agent for cancellation all warrants of such series; or

•	the warrants of such series not delivered to the trustee or the applicable paying agent for cancellation have been exercised, or will be automatically exercised within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee or the applicable paying agent for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds the entire amount in cash or, in the case of securities payable in dollars, U.S. government obligations sufficient to pay amounts due with respect to such warrants on or after the date of such deposit, including upon expiration, exercise or redemption of all such warrants, including all amounts on the dates on which such payments are due and payable. (Section 10.01)

The trustee, on our or the Guarantor’s demand, accompanied by an officers’ certificate of ours or the Guarantor’s, and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

Modification of the Indenture

The Indenture contains provisions permitting us, the Guarantor and the trustee to modify the Indenture or the rights of the holders of warrants with the consent of the holders of not less than a majority in number of each outstanding series of warrants affected by the modification.  Each holder of an affected warrant must consent to a modification that would:

•	extend the final expiration date of any warrant;

•	reduce or extend the time of payment of any money due under any warrant;

•	change the currency or currency unit of payment of any warrant or certain provisions of the Indenture applicable to warrants in foreign currencies;

•	change the method in which amounts of payments are determined on any warrant;

•	reduce any amount payable upon exercise or redemption of any warrant;

•	impair the right of a holder to institute suit for the payment of a warrant, the right of a holder to exercise a warrant in accordance with its terms or, if the warrants provide, any right of repurchase at the option of the holder of a warrant;

•	reduce the percentage of warrants of any series, the consent of the holders of which is required for any modification; or

•	make any change in the guarantee that would adversely affect the holders of the warrants of such series or release the Guarantor from the guarantee other than pursuant to the terms of the Indenture. (Section 8.02)

The Indenture also permits us, the Guarantor and the trustee to amend the Indenture in certain circumstances without the consent of the holders of warrants to evidence our or the Guarantor’s merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our warrants that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the warrants and for certain other purposes. (Section 8.01)

Consolidations, Mergers, Sales and Transfers of Assets

Neither we nor the Guarantor may merge or consolidate with any other entity or sell, convey or transfer all or substantially all of their respective assets to any other entity, unless:

•	with respect to us:

•	either we are the continuing entity in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation (including an affiliate of the Guarantor) or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the warrants and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer, and

•	with respect to the Guarantor:

•	either the Guarantor is the continuing entity in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation that expressly assumes the full and unconditional guarantee of the full and punctual payment of the principal of, any interest on, or any other amounts due under the warrants and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon the Guarantor, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer. (Sections 9.01 and 9.02)

Any transfer of material assets of the Guarantor to any other entity that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law will be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

There are no covenants or other provisions in the Indenture that would afford holders of warrants additional protection in the event of a recapitalization transaction involving us or the Guarantor, a change of control of us or the Guarantor or a highly leveraged transaction involving us or the Guarantor.  The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or the Guarantor or a sale or conveyance of all or substantially all of our or the Guarantor’s assets.  However, we may provide specific protections, such as a put right for particular warrants, which we would describe in the applicable prospectus supplement.

JPMorgan Chase & Co. Guarantee

The Guarantor will fully and unconditionally guarantee the full and punctual payment of amounts payable under the warrants when the same becomes due and payable, whether at expiration, upon exercise, redemption or repurchase at the option of the holders of the applicable warrants.  If for any reason we do not make any required payment in respect of our warrants when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the Indenture.  The guarantee is of payment and not of collection. (Section 14.01)

The Guarantor’s obligations under the guarantee are unconditional and absolute.  However, (1) the Guarantor will not be liable for any amount of payment that we are excused from making or any amount in excess of the amount actually due and owing by us, and (2) any defense or counterclaims available to us (except those resulting solely from, or on account of, our insolvency or our status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Guarantor to the same extent as these defense or counterclaims are available to us, whether or not asserted by us. (Section 14.02)

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

We, the Guarantor and certain of their affiliates have a wide range of banking relationships with Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch.  The Bank of New York Mellon and, for warrants settled through Euroclear Bank SA/NV or Clearstream Banking, S.A., Luxembourg, The Bank of New York Mellon, London Branch, will be the paying agents, authenticating agents, registrars and transfer agents for warrants issued under the Indenture.

Deutsche Bank Trust Company Americas is initially serving as the trustee for the warrants issued under our Indenture, to which JPMorgan Chase & Co. acts as a guarantor, the debt securities issued under our indenture for debt securities, to which JPMorgan Chase & Co. acts as a guarantor, and the debt securities issued under JPMorgan Chase & Co.’s indenture.  Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended.  In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee.  For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Replacement of Warrants

At the expense of the holder, we may, in our discretion, replace any warrant that has been mutilated, destroyed, lost or stolen or that is apparently destroyed, lost or stolen.  The mutilated warrant must be delivered to the paying agent and the registrar or satisfactory evidence of the destruction, loss or theft of the warrant must be delivered to us, the paying agent, the registrar and the trustee.  At the expense of the holder, an indemnity that is satisfactory to us, the Guarantor, the paying agent, the registrar and the trustee may be required before a replacement warrant will be issued.  (Section 2.09)

Governing Law and Judgments

The warrants and the Indenture, including the guarantee, will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.08)  A judgment for money in an action based on warrants payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular warrant is payable into U.S. dollars will depend upon various factors, including which court renders the judgment.  However, if a judgment for money in an action based on the warrants and the Indenture were entered by a New York court applying New York law, the court would render a judgment in that foreign currency, and the judgment would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

Forms of Securities

Each debt security, warrant, unit and purchase contract will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities.  Both definitive securities and global securities will be issued only in registered form, where our or JPMorgan Financial’s obligation runs to the holder of the security named on the face of the security or, if a registry is kept, the registered owner of the note in the registry, and not in bearer form, where our or JPMorgan Financial’s obligation would run to the bearer of the security.  Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.  Registered global securities name a depositary or its common depositary or nominee as the owner of the debt securities, warrants, units or purchase contracts represented by these global securities.  The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Book-Entry System

General.  Unless otherwise specified in the relevant prospectus supplement, the securities will be initially issued in the form of one or more fully registered global securities that will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A., Luxembourg (“Clearstream”) and will be registered in the name of such depositary or its common depositary or nominee.  Under these circumstances, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities.  Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the common depositaries or the nominees of the depositary or any successors of the depositary or those common depositaries or nominees.

The securities may be accepted for clearance by DTC, Euroclear and Clearstream.  Unless otherwise specified in the relevant prospectus supplement, the initial distribution of the securities will be cleared through DTC only.  Under these circumstances, beneficial interests in the registered global securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream.

The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form.  These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants.  Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants.  Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.  Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its common depositary or nominee, is the registered owner of a registered global security, that depositary or its common depositary or nominee, as the case may be, will be considered the sole owner and holder of the securities represented by the registered global security for all purposes under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable.  Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable.  Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable.  We and JPMorgan Financial understand that under existing industry practices, if we or JPMorgan Financial request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

The Clearing Systems.  DTC, Euroclear and Clearstream, as applicable, have advised us and JPMorgan Financial as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds and provides asset servicing for securities deposited with it by its participants (“direct participants”).  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts.  This eliminates the need for physical movement of securities certificates.  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.  The DTC rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.  We and JPMorgan Chase & Co. make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus.

Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates.  Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries.  Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation.  Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc.  Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the securities.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  Euroclear is an indirect participant in DTC.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law.  The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.

Clearstream is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).  Clearstream is owned by Deutsche Börse AG, a publicly traded company.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries.  Its U.S. customers are limited to securities brokers, dealers and banks.  Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.  Clearstream is an indirect participant in DTC.  Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.  Distributions with respect to securities held beneficially through Clearstream are credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Payments on Registered Global Securities.  Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants, units or purchase contracts, represented by a registered global security registered in the name of a depositary or its common depositary or nominee will be made to the depositary or its common depositary or nominee, as the case may be, as the registered owner of the registered global security.  None of us, JPMorgan Financial, the trustees, the warrant agents, the unit agents or any of our or JPMorgan Financial’s other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We and JPMorgan Financial expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary.  We and JPMorgan Financial also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

Global Clearance and Settlement Procedures.  You will be required to make your initial payment for the securities in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System, or any successor thereto.  Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Investors should be aware that they will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business.  Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.  In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.  U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Issuance of Definitive Securities.  If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be either a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation or a foreign clearing agency regulated by a foreign financial authority as defined in Section 3(a)(52) of the Securities Exchange Act of 1934, including, without limitation, Clearstream and Euroclear, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us or JPMorgan Financial, as the case may be, within 90 days, we or JPMorgan Financial, as applicable, will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.  In addition, the Indenture permits us and JPMorgan Financial, as the case may be, at any time and in our or JPMorgan Financial’s sole discretion to decide not to have any of the securities issued under it represented by one or more registered global securities.  However, The Depository Trust Company, New York, New York has advised us and JPMorgan Financial that, under its current practices, it would notify its participants of our or JPMorgan Financial’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We or JPMorgan Financial, as the case may be, will issue securities in definitive form in exchange for the registered global security or all the securities representing those securities.  Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, unit agent or other relevant agent of ours, JPMorgan Financial’s or theirs.  It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Form of Securities Included in Units

The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

Plan of Distribution (Conflicts of Interest)

We may sell our debt securities, warrants, units or purchase contracts and JPMorgan Financial may sell its debt securities or warrants fully and unconditionally guaranteed by us:

•	through agents;

•	through underwriters;

•	through dealers; and

•	directly to purchasers, any of whom may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

If we or JPMorgan Financial offer and sell securities through an agent, that agent will be named, and any commissions payable to that agent by us or JPMorgan Financial, as applicable, will be set forth in the prospectus supplement.  Any agent will be acting on a best efforts basis.  An agent may be deemed to be an underwriter under the federal securities laws.

If underwriters are used in the sale of the securities, we or JPMorgan Financial, as applicable, will sign an underwriting agreement with them.  The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the securities if any are purchased.  Underwriters will buy the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale.  Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters.  The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement.  The underwriters named in the prospectus supplement will be the only underwriters for the securities offered by that prospectus supplement.

If a dealer is utilized in the sale of securities, we or JPMorgan Financial, as applicable, will sell those securities to the dealer, as principal or as agent for its customers.  The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale.  A dealer may be deemed to be an underwriter of those securities under the federal securities laws.  The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

Our and JPMorgan Financial’s net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent — in each case, less other expenses attributable to issuance and distribution.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities.  Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts.  A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option.  The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market.  In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option.  The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position.  The underwriters must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering.

As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities.  Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities.  Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities.  The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We and JPMorgan Financial may agree to indemnify agents, underwriters or dealers against certain liabilities, including liabilities under the securities laws, or to contribute to payments that agents, underwriters or dealers may be required to make.  Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for, us or JPMorgan Financial in the ordinary course of business.

We and JPMorgan Financial may directly solicit offers to purchase securities, and we or JPMorgan Financial may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the securities laws.  The terms of any such sales will be described in the prospectus supplement.

We or JPMorgan Financial may enter into derivative or other hedging transactions with financial institutions.  These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.  We or JPMorgan Financial may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.  We or JPMorgan Financial may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or JPMorgan Financial default in the performance of our or JPMorgan Financial’s obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

We or JPMorgan Financial may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus.  Such financial institution or third party may transfer its short position to investors in our or JPMorgan Financial’s securities or in connection with a simultaneous offering of other securities offered by this prospectus.

If so indicated in the applicable prospectus supplement, one or more firms, including J.P. Morgan Securities LLC, which we refer to as “remarketing firms,” may also offer or sell the securities in connection with a remarketing arrangement upon their purchase.  Remarketing firms may act as principals for their own accounts or as agents for us.  These remarketing firms will offer or sell the securities in accordance with a redemption or repurchase pursuant to the terms of the securities.  The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or JPMorgan Financial and will describe the remarketing firm’s compensation.  Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.  Remarketing firms may be entitled under agreements that may be entered into with us or JPMorgan Financial to indemnification by us or JPMorgan Financial against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us and JPMorgan Financial in the ordinary course of business.

We and/or JPMorgan Financial may authorize agents, underwriters and dealers to solicit offers by certain institutions to purchase the securities from us or JPMorgan Financial at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future and on terms described in the prospectus supplement.  These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.  Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but will in all cases be institutions that we or JPMorgan Financial have approved.

These contracts will be subject only to the conditions that:

•	the underwriters purchase the securities at the time of the contract; and

•	the purchase is not prohibited under the laws of any jurisdiction in the United States to which the purchase is subject.

We or JPMorgan Financial will pay a commission, as indicated in the prospectus supplement, to agents and dealers soliciting purchases of securities pursuant to delayed delivery contracts that we or JPMorgan Financial have accepted.

This prospectus and related prospectus supplement may be used by direct or indirect wholly owned subsidiaries of ours, including J.P. Morgan Securities LLC, in connection with offers and sales related to secondary market transactions in the securities.  Those subsidiaries may act as principal or agent in those transactions.  Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Following the initial distribution of any of the securities, our affiliates may offer and sell these securities in the course of their business as broker dealers.  Our affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  None of our affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

Conflicts of Interest

J.P. Morgan Securities LLC has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates because we own, directly or indirectly, all of the outstanding equity securities of J.P. Morgan Securities LLC, because J.P. Morgan Securities LLC and JPMorgan Financial are under common control by us and because the net proceeds received from the sale of the securities will be used, in part, by J.P. Morgan Securities LLC or its affiliates in connection with hedging our or JPMorgan Financial’s obligations under the securities.  The offer and sale of the securities by J.P. Morgan Securities LLC will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in a public offering of securities of an affiliate.  In accordance with FINRA Rule 5121, neither J.P. Morgan Securities LLC nor any other affiliated underwriter, agent or dealer of ours or JPMorgan Financial’s may sell the securities to any of its discretionary accounts without the specific written approval of the customer.

Independent Registered Public Accounting Firm

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

The validity of the securities will be passed upon for JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC by Simpson Thacher & Bartlett LLP.  The validity of certain of the securities will be passed upon for JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC by Davis Polk & Wardwell LLP, as special products counsel, by Sidley Austin llp, as counsel, or by Latham & Watkins LLP, as special product counsel.  Davis Polk & Wardwell LLP will also pass upon certain legal matters relating to the securities for the agents.  Each of Simpson Thacher & Bartlett LLP, Davis Polk & Wardwell LLP, Sidley Austin llp and Latham & Watkins LLP has in the past represented JPMorgan Chase & Co. and its affiliates and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities.  Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, referred to herein as “Parties in Interest”) with respect to such Plans.  As a result of our and their businesses, we and our current and future affiliates (including JPMorgan Financial), as well as any unaffiliated dealers, may be Parties in Interest with respect to many Plans.  Where we (or one of our affiliates, including JPMorgan Financial) or an unaffiliated dealer is a Party in Interest with respect to a Plan (either directly or by reason of such entity’s ownership interests in its directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available. A Party in Interest who engages in a non-exempt prohibited transaction may be subject to excise taxes or other liabilities under ERISA and the Code.  In addition, a fiduciary of the Plan who engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

In this regard, certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities by Plans.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions or any other exemptions will be available with respect to transactions involving the securities.

Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.  Each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) it is not a Plan or a Plan Asset Entity and its purchase and holding of the securities is not made on behalf of or with “plan assets” of a Plan or a Plan Asset Entity or (b) its purchase, holding and subsequent disposition of the securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).  Accordingly, each such purchaser or holder of the securities shall be required to represent and be deemed to have represented by its purchase or holding of the securities that its purchase, holding and subsequent disposition of the securities will not constitute or result in a violation of any applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or applicable Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding of the securities will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates (including JPMorgan Financial) to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights the purchaser or holder or we or any of our affiliates (including JPMorgan Financial) has under or with respect to the securities;

(ii)	we and our affiliates (including JPMorgan Financial) have acted and will act solely for our own accounts in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our or our affiliates’ (including JPMorgan Financial’s) obligations under the securities;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates (including JPMorgan Financial) are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our and JPMorgan Financial’s interests are adverse to the interests of the purchaser or holder; and

(v)	neither we nor any of our affiliates (including JPMorgan Financial) is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates (including JPMorgan Financial) may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.  The sale of any securities to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates (including JPMorgan Financial) or representatives as to whether such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Estimated expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:

	Amount to be Paid
Securities and Exchange Commission registration fee	$11,048,000.00
Legal fees and expenses	$1,200,000.00	*
Accounting fees and expenses	$50,000.00	*
Trustees fees and expenses (including counsel fees)	$25,000.00	*
Printing expenses	$5,000.00	*
Miscellaneous	$20,000.00	*
TOTAL	$12,348,000.00	*

*	Estimated

Item 15.  Indemnification of Directors and Officers

JPMorgan Chase & Co.

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase & Co. (“JPMorganChase”) provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorganChase shall be personally liable to JPMorganChase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorganChase’s certificate of incorporation empowers JPMorganChase to indemnify any director, officer, employee or agent of JPMorganChase or any other person who is serving at JPMorganChase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorganChase’s certificate of incorporation also empowers JPMorganChase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorganChase or any other person who is serving at JPMorganChase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorganChase would have the power or be required to indemnify any such person under the terms of any agreement or by-law or the DGCL.

In addition, JPMorganChase’s by-laws require JPMorganChase to indemnify, to the fullest extent permitted under applicable law, as from time to time in effect, any person who was or is involved in any manner (including, without limitation, as a party or witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit or proceeding by or in the right of JPMorganChase to procure a judgment in its favor, but excluding any action, suit, or proceeding, or part thereof, brought by such person against JPMorganChase or any of its affiliates unless consented to by JPMorganChase) (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, or employee of JPMorganChase, or is or was serving at the request of JPMorganChase as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding (or part thereof).  The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to receive payment in advance of any expenses incurred in connection with such Proceeding, consistent with the provisions of applicable law, as from time to time in effect.  Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote or otherwise.

JPMorganChase’s by-laws also provide that JPMorganChase may enter into contracts with any director, officer or employee of JPMorganChase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

Lastly, JPMorganChase’s by-laws also provide that any repeal or modification of the indemnification rights provided in the by-laws shall not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and by-laws of JPMorganChase.

JPMorgan Chase Financial Company LLC

Pursuant to Section 18-108 of the Delaware Limited Liability Company Act, a Delaware limited liability company is empowered to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.

The limited liability company agreement of JPMorgan Chase Financial Company LLC (“JPMorgan Financial”) provides that, to the fullest extent permitted by the laws of the State of Delaware, no member, manager or officer shall be liable to JPMorgan Financial or any other member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, manager or officer in good faith on behalf of JPMorgan Financial and in a manner reasonably believed to be within the scope of the authority conferred on such member, manager or officer by the limited liability company agreement.

JPMorgan Financial’s limited liability company agreement provides that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a member, manager or officer, or is or was serving at the request of JPMorgan Financial as a manager, director, officer, or trustee of another company, corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a member, manager, director, officer or trustee, or in any other capacity while serving as a member, manager, director, officer, or trustee, shall be indemnified and held harmless by JPMorgan Financial to the fullest extent permitted by the laws of the State of Delaware for members, managers and officers of limited liability companies formed under the laws of the State of Delaware, as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that JPMorgan Financial shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by JPMorgan Financial’s board of managers.

In addition, JPMorgan Financial’s limited liability company agreement provides that an indemnitee shall have the right to be paid by JPMorgan Financial the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, an advancement of expenses incurred by an indemnitee in his or her capacity as a member, manager or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to JPMorgan Financial of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under the limited liability company agreement or otherwise.

JPMorgan Financial’s limited liability company agreement empowers JPMorgan Financial to maintain insurance, at its expense, to protect itself and any member, manager, officer, employee or agent of JPMorgan Financial or another company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not JPMorgan Financial would have the power to indemnify such person against such expense, liability, or loss under the limited liability company agreement or the Delaware Limited Liability Company Act.

JPMorgan Financial’s limited liability company agreement empowers JPMorgan Financial, to the extent authorized from time to time by its board of managers, to grant rights to indemnification and to the advancement of expenses to any employee or agent of JPMorgan Financial to the fullest extent of the limited liability company agreement with respect to the indemnification and advancement of expenses of member, managers and officers of JPMorgan Financial.

JPMorgan Financial’s limited liability company agreement also provides that the rights to indemnification and to the advancement of expenses conferred in the limited liability company agreement shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement (including the limited liability company agreement), vote of disinterested managers or otherwise.

Lastly, JPMorgan Financial’s limited liability company agreement provides that the rights conferred upon indemnitees in the limited liability company agreement shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a member, manager, director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of the indemnity section of the limited liability company agreement that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.  Any indemnity under the limited liability company agreement shall be provided out of and to the extent of JPMorgan Financial’s assets only, and no member shall have personal liability on account thereof.

The foregoing statements are subject to the detailed provisions of Section 18-108 of the Delaware Limited Liability Company Act and the limited liability company agreement of JPMorgan Financial.

Item 16.  Exhibits

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings

(a)   Each of the undersigned Registrants hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by JPMorgan Chase & Co. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)  Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the JPMorgan Chase & Co.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of a Registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Document Description
1(a)(1)	Underwriting Agreement Standard Provisions (including form of Delayed Delivery Contract) dated as of June 12, 2001 (incorporated by reference to Exhibit 1(a)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

1(a)(2)	Master Agency Agreement dated as of December 1, 2005, among JPMorgan Chase & Co. and the Agents party thereto (incorporated by reference to Exhibit 1(a)(2) to the Registration Statement on Form S-3 (File No. 333-130051) of JPMorgan Chase & Co.)

1(a)(3)	Addendum to Master Agency Agreement dated as of October 12, 2006, between JPMorgan Chase & Co. and the Agents party thereto (incorporated by reference to Exhibit 1(a)(3) to the Registration Statement on Form S-3 (File No. 333-155535) of JPMorgan Chase & Co.)

1(a)(4)	Master Addendum to Master Agency Agreement and Calculation Agent Agreement each dated December 1, 2005, dated as of February 4, 2008 between JPMorgan Chase & Co. and the Agents party thereto (incorporated by reference to Exhibit 1(a)(4) to the Registration Statement on Form S-3 (File No. 333-155535) of JPMorgan Chase & Co.)

1(a)(5)	Amendment No. 1 to Master Agency Agreement dated as of November 21, 2008, to the Master Agency Agreement dated as of December 1, 2005 (as amended) between JPMorgan Chase & Co. and the Agents party thereto (incorporated by reference to Exhibit 1(a)(5) to the Registration Statement on Form S-3 (File No. 333-155535) of JPMorgan Chase & Co.)

1(a)(6)	Amendment No. 2 to Master Agency Agreement dated as of November 14, 2011, to the Master Agency Agreement dated as of December 1, 2005 (as amended) between JPMorgan Chase & Co. and the Agents party thereto (incorporated by reference to Exhibit 1(a)(6) to the Registration Statement on Form S-3 (File No. 333-177923) of JPMorgan Chase & Co.)

1(a)(7)	Master Agency Agreement dated as of April 18, 2016 among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and the Agents party thereto (incorporated by reference to Exhibit 1(a)(7) to Registration Statement on Form S-3 (File Nos. 333-222672 and 333-222672-01) of JPMorgan Chase & Co. and JPMorgan Financial Company LLC)

4(a)(1)	Indenture, dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(a)(2)	First Supplemental Indenture, dated as of April 9, 2008 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. dated May 8, 2008)

4(a)(3)	Second Supplemental Indenture, dated as of November 14, 2011 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(3) to the Registration Statement on Form S-3 (File No. 333-177923) of JPMorgan Chase & Co.)

4(a)(4)	Third Supplemental Indenture, dated as of September 24, 2014 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(4) to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)

4(a)(5)	Fourth Supplemental Indenture, dated as of December 5, 2014 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(5) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)

4(a)(6)	Fifth Supplemental Indenture, dated as of December 30, 2014 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(6) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)

4(a)(7)	Sixth Supplemental Indenture, dated as of January 13, 2017 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. dated January 13, 2017)

4(a)(8)	Indenture, dated as of February 19, 2016, among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-3 (File Nos. 333-209682 and 333-209682-01) of the Registrants)

4(a)(9)	Form of Warrant Indenture, among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4(a)(8) to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-209682 and 333-209682-01) of the Registrants)

4(b)(1)	Form of Fixed Rate Note of JPMorgan Chase & Co. (incorporated by reference to Exhibit 4(b)(1) to the Registration Statement on Form S-3 (File No. 333-177923) of JPMorgan Chase & Co.)

4(b)(2)	Form of Floating Rate Note of JPMorgan Chase & Co. (incorporated by reference to Exhibit 4(b)(3) to the Registration Statement on Form S-3 (File No. 333-177923) of JPMorgan Chase & Co.)

4(b)(3)	Form of Note of JPMorgan Chase & Co. (incorporated by reference to Exhibit 4(b)(3) to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)

4(b)(4)	Non-U.S. Distribution Form of Note of JPMorgan Chase & Co. (incorporated by reference to Exhibit 4(b)(4) to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)

4(b)(5)	Form of Note of JPMorgan Chase Financial Company LLC (incorporated by reference to Exhibit 4(b)(5) to the Registration Statement on Form S-3 (File Nos. 333-209682 and 333-209682-01) of the Registrants)

4(b)(6)	Non-U.S. Distribution Form of Note of JPMorgan Chase Financial Company LLC (incorporated by reference to Exhibit 4(b)(6) to the Registration Statement on Form S-3 (File Nos. 333-209682 and 333-209682-01) of the Registrants)

4(b)(7)	Form of Master Note of JPMorgan Chase Financial Company LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. dated May 6, 2022)

4(c)	Form of Debt Warrant Agreement (incorporated by reference to Exhibit 4(c) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(d)	Forms of Debt Warrant Certificates (included as Exhibits A and B to form of Debt Warrant Agreement) (incorporated by reference to Exhibit 4(d) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(e)	Form of Index Warrant Agreement (incorporated by reference to Exhibit 4(e) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(f)	Forms of Index Warrant Certificates (included as Exhibits A and A-1 to form of Index Warrant Agreement) (incorporated by reference to Exhibit 4(f) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(g)	Form of Universal Warrant Agreement (incorporated by reference to Exhibit 4(k) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(h)	Forms of Universal Warrant Certificates (included as Exhibits A and B to form of Universal Warrant Agreement) (incorporated by reference to Exhibit 4(l) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(i)(1)	Form of Warrant of JPMorgan Chase Financial Company LLC (incorporated by reference to Exhibit 4(m)(1) to the Registration Statement on Form S-3 (File Nos. 333-209682 and 333-209682-01) of the Registrants)

4(i)(2)	Non-U.S. Distribution Form of Warrant of JPMorgan Chase Financial Company LLC (incorporated by reference to Exhibit 4(m)(2) to the Registration Statement on Form S-3 (File Nos. 333-209682 and 333-209682-01) of the Registrants)

4(j)	Form of Unit Agreement (incorporated by reference to Exhibit 4(m) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(k)	Form of Unit Certificate (included as Exhibit A to form of Unit Agreement) (incorporated by reference to Exhibit 4(n) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)

4(l)+	Form of Purchase Contract

4(m)(1)	Calculation Agent Agreement dated as of November 7, 2014 between JPMorgan Chase & Co. and J.P. Morgan Securities LLC (incorporated by reference to Exhibit 4(p)(1) to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)

4(m)(2)	Calculation Agent Agreement dated as of April 18, 2016 among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and J.P. Morgan Securities LLC (incorporated by reference to Exhibit 4(q)(2) to Registration Statement on Form S-3 (File Nos. 333-222672 and 333-222672-01) of the Registrants)

4(n)(1)	Paying Agent, Registrar & Transfer Agent and Authenticating Agent Agreement dated as of October 2, 2006 among JPMorgan Chase & Co., Deutsche Bank Trust Company Americas and The Bank of New York Mellon (formerly, The Bank of New York) (incorporated by reference to Exhibit 4(q)(1) to the Registration Statement on Form S-3 (File No. 333-155535) of JPMorgan Chase & Co.)

4(n)(2)	Paying Agent, Registrar & Transfer Agent and Authenticating Agent Agreement for Notes dated as of April 18, 2016 among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co., Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch (incorporated by reference to Exhibit 4(r)(2) to Registration Statement on Form S-3 (File Nos. 333-222672 and 333-222672-01) of the Registrants)

4(n)(3)	Form of Paying Agent, Registrar & Transfer Agent and Authenticating Agent Agreement for Warrants among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co., Deutsche Bank Trust Company Americas, The Bank of New York Mellon and The Bank of New York Mellon, London Branch (incorporated by reference to Exhibit 4(r)(3) to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-209682 and 333-209682-01) of the Registrants)

5.1*	Opinion of Simpson Thacher & Bartlett LLP

5.2*	Opinion of Davis Polk & Wardwell LLP, special products counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co.

5.3*	Opinion of Sidley Austin llp, counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co.

5.4*	Opinion of Latham & Watkins LLP, special product counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co.

22.1*	Subsidiary Issuer of Guaranteed Securities

23.1**	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.3*	Consent of Davis Polk & Wardwell LLP, special products counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. (included in Exhibit 5.2)

23.4*	Consent of Sidley Austin llp, counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. (included in Exhibit 5.3)

23.5*	Consent of Latham & Watkins LLP, special product counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co. (included in Exhibit 5.4)

23.6*	Consent of Davis Polk & Wardwell LLP, special tax counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co.

23.7*	Consent of Sidley Austin llp, special tax counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co.

23.8*	Consent of Latham & Watkins LLP, special tax counsel to JPMorgan Chase Financial Company LLC and JPMorgan Chase & Co.

24.1*	Powers of Attorney of Linda B. Bammann, Michele G. Buck, Stephen B. Burke, Alicia Boler Davis, James Dimon, Alex Gorsky, Mellody Hobson, Phebe N. Novakovic, Virginia M. Rometty, Brad D. Smith, Mark A. Weinberger, Jeremy Barnum and Elena Korablina

24.2*	Powers of Attorney of Patrick Dempsey, Michael O. Kurd, Brandon P. Igyarto, Daniel T. Roose and Bin Yu (included on signature page to the Registration Statement filed on February 24, 2026)

25.1*	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas as trustee under the Indenture dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as Trustee

25.2*	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas as trustee under the Indenture dated as of February 19, 2016 among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as Trustee, and under the Warrant Indenture among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as Trustee

107**	Filing Fee Tables

*   Filed previously

**  Filed herewith

+   To be filed by amendment or under subsequent Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 16, 2026.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Stephen B. Grant
	Name:	Stephen B. Grant
	Title:	Assistant Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

OFFICERS AND DIRECTORS OF JPMORGAN CHASE & CO.

SIGNATURE	TITLE	DATE

*	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 16, 2026
James Dimon

*	Director	April 16, 2026
Linda B. Bammann

*	Director	April 16, 2026
Michele G. Buck

*	Director	April 16, 2026
Stephen B. Burke

*	Director	April 16, 2026
Alicia Boler Davis

*	Director	April 16, 2026
Alex Gorsky

*	Director	April 16, 2026
Mellody Hobson

*	Director	April 16, 2026
Phebe N. Novakovic

*	Director	April 16, 2026
Virginia M. Rometty

*	Director	April 16, 2026
Brad D. Smith

*	Director	April 16, 2026
Mark A. Weinberger

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 16, 2026
Jeremy Barnum

*	Managing Director and Firmwide Controller (Principal Accounting Officer)	April 16, 2026
Elena Korablina

*	Stephen B. Grant hereby signs this Pre-Effective Amendment No. 1 to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on April 16, 2026 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ Stephen B. Grant
Stephen B. Grant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 16, 2026.

JPMORGAN CHASE FINANCIAL COMPANY LLC (Registrant)

By:	/s/ Patrick Dempsey
	Name:	Patrick Dempsey
	Title:	Treasurer & Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

OFFICERS AND MANAGERS OF JPMORGAN CHASE FINANCIAL COMPANY LLC

SIGNATURE	TITLE	DATE

*	Treasurer (Principal Financial Officer and Principal Accounting Officer) and Manager	April 16, 2026
Patrick Dempsey

*	Manager	April 16, 2026
Michael O. Kurd

*	President (Principal Executive Officer) and Manager	April 16, 2026
Brandon P. Igyarto

*	Manager	April 16, 2026
Daniel T. Roose

*	Manager	April 16, 2026
Bin Yu

*	Patrick Dempsey hereby signs this Pre-Effective Amendment No. 1 to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on April 16, 2026 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ Patrick Dempsey
Patrick Dempsey